PROSPECTUS and				PRICING SUPPLEMENT NO. 34
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated September 16, 1998
CUSIP: 24422EKC2				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $912,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				21 September 1998

Maturity Date:					21 September 2000

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 5 Basis Points

Initial Interest Determination Date:	17 September 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			      21 Dec 1998, 22 Mar 1999,
21 Jun 1999, 21 Sep 1999,
21 Dec 1999, 21 Mar 2000, and
21 Jun 2000, commencing on the date
of issue.

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				21 Dec 1998, 22 Mar 1999,
21 Jun 1999, 21 Sep 1999,
21 Dec 1999, 21 Mar 2000,
21 Jun 2000, and 21 Sep 2000.

Redemption Provisions:				None

Plan of Distribution:				J.P. Morgan Securities Inc.
has purchased the Senior Notes
as principal at a purchase
price of 99.98117% of the
aggregate principal amount
of the Senior Notes.


J.P. Morgan Securities Inc.